Registration No. 33-63104
                               Filed pursuant to Rule 424(b)(3)


                      TEMPLE-INLAND INC.

                         COMMON STOCK
                  (PAR VALUE $1.00 PER SHARE)
                    ______________________

                     STICKER TO PROSPECTUS
           TEMPLE-INLAND INC. 1993 STOCK OPTION PLAN


     This sticker serves to supplement the Prospectus dated May 21, 1993, to provide information with respect to a Selling Stockholder. Mr. Kenneth M. Jastrow owns 5,716 shares of
Common Stock that were acquired pursuant to the exercise of options granted pursuant to the Plan. Mr. Jastrow is eligible to sell pursuant to this Prospectus all of such shares. Mr. Jastrow is the President, Chief Operating Officer, Chief Financial Officer, and a Director of the Company and currently owns 13,320 shares of Common Stock. After completion of the offering, Mr. Jastrow will own 7,604 shares of Common Stock, which is less than one percent of the issued and outstanding shares of Common Stock.

      THIS STICKER IS PART OF THE PROSPECTUS AND MUST ACCOMPANY
THE  PROSPECTUS  TO  SATISFY PROSPECTUS  DELIVERY  REQUIREMENTS
UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

         THE DATE OF THIS STICKER IS JANUARY 13, 1999